UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Astea International Inc.
(Name of Registrant as Specified In Its Charter)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2013

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Item 1.01	Entry into a Material Definitive Agreement.

The information included under Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On May 29, 2013, Astea International Inc. (the “Company”) entered into a Revolving Loan Agreement and associated Revolving Promissory Note (collectively the “Loan Documents”) with Zack Bergreen, a director of the Company and the Company’s Chief Executive Officer.  Pursuant to the Loan Documents, Mr. Bergreen will provide an unsecured $2,000,000 revolving line of credit to the Company (“Line of Credit”).  Amounts outstanding under the Line of Credit will bear interest at a rate of 7% per annum, payable monthly.  The maturity date of the Line of Credit is May 29, 2015 and the Company may pay all amounts outstanding and terminate the Loan Documents prior to that time with no penalties.  The Loan Documents contain customary covenants, default provisions and other provisions.  The Loan Documents were negotiated at arms-length and approved by the Audit Committee of the Company’s Board of Directors, and borrowings under the Line of Credit will be subject to the Audit Committee’s approval.  The proceeds of the borrowings will be used by the Company for working capital and general corporate purposes.

Copies of the Loan Documents are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The description of the terms of the Loan Documents is qualified in its entirety to Exhibits 10.1 and 10.2.

Mr. Bergreen is a holder of common and preferred stock of the Company and is a party to a Preferred Stock Purchase Agreement dated September 24, 2008 with the Company.

Item 9.01	Financial Statements and Exhibits.

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
June 4, 2013	By:	/s/ Rick Etskovitz
	Name:	Rick Etskovitz
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Revolving Loan Agreement between Astea International Inc. and Zack Bergreen dated May 29, 2013

10.2	Revolving Promissory Note in favor of Zack Bergreen dated May 29, 2013